  EXHIBIT 4.55
12% CONVERTIBLE TERM DEBENTURE

DUE: December 31, 2019

PRINCIPAL SUM: US$250,000.00	DATE: November 15, 2019

PROMISE

1. Promise to Pay: Intellipharmaceutics International Inc., a corporation incorporated under the laws of Canada (the “Borrower”), for value received, hereby acknowledges itself indebted and covenants and promises to pay to or to the order of Dr. Isa Odidi and Dr. Amina Odidi (collectively the “Lender”), at the Lender’s address set out in section 19 hereof, or at such other place as the Lender may designate by notice in writing to the Borrower, on December 31, 2019 (the “Maturity Date”), the principal amount of $250,000.00 in lawful money of the United States of America and to pay interest thereon at a rate of twelve per cent (12%) per annum. The same rate of interest will be payable both before and after demand as well as before and after default or judgment, with interest payable on overdue interest at the same rate. From the date hereof to and including the Maturity Date, interest shall be calculated and paid monthly on the last business day of each calendar month.

CONVERSION

2. Exercise: At any time and from time to time after the date hereof on not less than three (3) days’ and not more than ten (10) days’ written notice to the Borrower, the Lender shall have the right to convert any or all of the principal owing to it hereunder (as at the date of election to so convert) into fully paid and non-assessable common shares (the “Common Shares”) of the Borrower at a price of US$0.12 per share (the “Exercise Price”). Such conversion may be effected by the tendering of this Debenture at the office of the Borrower, accompanied by a written direction of conversion signed by the Lender notifying the Borrower as to the exercise of the right of conversion and specifying the amount of principal hereunder in respect of which this Debenture is converted and setting forth the name and address of the person(s) in whose name(s) the shares issuable upon such conversion are to be registered. This Debenture may, at the Lender’s option, be converted at any time after the date hereof, in whole, or from time to time in part, and for so long as any amount remains outstanding hereunder. For greater certainty, no conversion in part or in whole of the principal owing under the Debenture shall extinguish or satisfy, or relieve the Borrower of its obligation to pay the balance of the principal owing hereunder and any interest on such principal amount accruing prior to the effective date of such conversion.

3. Calculation of Purchase Price: “Purchase Price” means, in respect of any conversion of this Debenture in whole or in part, the aggregate of the Exercise Price applicable on such conversion multiplied by the number of Common Shares which the Lender gives notice in writing to the Borrower that the Lender elects to purchase via the conversion in whole or part of the amounts owing under this Debenture at such time.

4. Share Issuance: As promptly as practicable after the surrender of this Debenture for conversion, the Borrower shall issue to the Lender or its nominee(s) a certificate or certificates representing the number of fully paid and non-assessable Common Shares of the Borrower into which all or any portion of the indebtedness hereunder has been converted and, in the event that any amounts remain outstanding hereunder after giving effect to such conversion, the Lender shall make a notation hereon of the principal amount of such unconverted indebtedness for the aggregate of principal and interest that remains owing hereunder.

5. No Fractional Shares: No fractional share or scrip representing a fractional share shall be required to be issued upon the conversion of this Debenture. If the conversion of this Debenture would otherwise result in a fractional share, the Borrower shall, in lieu of issuing such fractional share, pay to the Lender an amount equal to the value of the fractional share based upon the Exercise Price for a whole share.

6. Timing: The conversion of this Debenture shall be deemed to have been made in full at the close of business on the date at which time the entire balance owing under this Debenture is tendered for conversion, so that the Lender’s rights in respect of the converted portion shall terminate at such time, and the person or persons entitled to receive the shares into which the whole or any part of this Debenture is converted shall be treated, as between the Borrower and such person or persons, as having become the holder or holders of record of such shares at such time.

7. Pre-Payment: The Borrower may prepay this Debenture in whole or in part at any time without prior written notice to the Lender or any bonus or penalty. Any notice of prepayment from the Borrower to the Lender shall be without prejudice to the Lender’s right to convert all or any part of the principal amounts that remain outstanding under this Debenture into Common Shares in accordance with the provisions of the Debenture.

8. Anti-Dilution:

(a)
If and whenever at any time while this Debenture is outstanding, the Borrower:

(i)
issues any Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution (other than the issue of Common Shares to holders of Common Shares as dividends by way of stock dividend in lieu of a cash Dividend Paid in the Ordinary Course or pursuant to any dividend reinvestment plan in force from time to time);

(ii)
subdivides or re-divides the outstanding Common Shares into a greater number of Common Shares; or

(iii)
combines, reduces or consolidates the outstanding Common Shares into a lesser number of Common Shares;

then, in each such event:

(iv)
the number of Common Shares obtainable on conversion of the amounts outstanding under this Debenture will be adjusted immediately after the effective date of the events referred to in (ii) or (iii) or the record date for the issue of the Common Shares referred to in (i) by multiplying the number of Common Shares theretofore obtainable on conversion of the amounts outstanding under this Debenture by the fraction which is the reciprocal of the fraction referred to in section 8(a)(v)(B); and

(v)
the Exercise Price will, on the effective date of the events referred to in (ii) or (iii) or on the record date for the issue of Common Shares referred to in (i), be adjusted to a price which is equal to the product of:

(A)
the Exercise Price in effect immediately prior to such effective date or record date; and

(B)
the fraction of which:

(X)
the numerator is equal to the total number of Common Shares that are outstanding on such date before giving effect to such event; and

(Y)
the denominator is equal to the total number of Common Shares that are outstanding on such date after giving effect to such event.

Such adjustments will be made successively whenever any event referred to in this section shall occur and any such issue of Common Shares by way of a stock dividend or other distribution will be deemed to have been made on the record date for such stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under sections 8(b) and 8(c).

(b)
If and whenever at any time while this Debenture is outstanding, the Borrower fixes a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the date of issue thereof, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exercise price per share) of less than 95% of the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Borrower announces its intention to make such issuance, then, in each case:

(i)
the number of Common Shares obtainable on conversion of the amounts outstanding under this Debenture will be adjusted immediately after such record date so that it will equal the number determined by multiplying the number of Common Shares theretofore obtainable on such record date by a fraction which is the reciprocal of the fraction referred to in section 8(b)(ii)(B); and

(ii)
the Exercise Price will be adjusted immediately after such record date to a price which is equal to the product of:

(A)
the Exercise Price in effect on such record date; and

(B)
the fraction of which:

(X)
the numerator is equal to the aggregate of:

(I)
the total number of Common Shares that are outstanding on such record date; and

(II)
the number determined by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Borrower announces its intention to make such issuance; and

(Y)
the denominator is equal to the aggregate of:

(I)
the total number of Common Shares that are outstanding on such record date; and

(II)
the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable).

Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in section 8(c) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the number of Common Shares obtainable on conversion of the amounts outstanding under this Debenture will then be readjusted to that which would then be in effect if such record date had not been fixed or to that which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c)
If and whenever at any time while this Debenture is outstanding, the Borrower fixes a record date for the making of a distribution, to all or substantially all of the holders of Common Shares, of:

(i)
shares of any class other than Common Shares whether of the Borrower or any other corporation (other than shares distributed to holders of Common Shares as Dividends Paid in the Ordinary Course (as hereinafter defined) as stock dividends);

(ii)
rights, options or warrants (other than rights, options or warrants exercisable by the holders thereof not more than 45 days after the date of issue thereof);

(iii)
evidences of indebtedness; or

(iv)
cash, securities or other property or assets (other than cash Dividends Paid in the Ordinary Course);

then, in each case:

(v)
the number of Common Shares obtainable on conversion of the amounts outstanding under this Debenture shall be adjusted immediately after such record date so that it will equal the number determined by multiplying the number of Common Shares theretofore obtainable on conversion of the amounts outstanding under this Debenture on such record date by a fraction which is the reciprocal of the fraction referred to in section 8(c)(vi)(B); and

(vi)
the Exercise Price will be adjusted immediately after such record date to a price which is equal to the product of:

(A)
the Exercise Price in effect on such record date; and

(B)
the fraction of which:

(X)
the numerator is equal to the amount by which:

(I)
the product of (x) the total number of Common Shares that are outstanding on such record date and (y) the Current Market Price of the Common Shares on the earlier of such record date and the date on which the Borrower announces its intention to make such distribution;

exceeds

(II)
the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares, rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed; and

(Y)
the denominator is equal to the product determined under clause (I) above.

Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in section 8(b) are fixed within a period of 25 trading days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the number of Common Shares obtainable on conversion of the amounts outstanding under this Debenture will then be readjusted to that which would then be in effect if such record date had not been fixed or to that which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(d)
In the event that any adjustment of the Exercise Price is made pursuant to sections 8(a), (b) and (c), the number of Common Shares that may be purchased upon the conversion of the amounts outstanding under this Debenture will, contemporaneously with such adjustment of such Exercise Price, be adjusted to a number which is equal to the product of:

(i)
the total number of Common Shares so purchaseable immediately before such adjustment of such Exercise Price; and

(ii)
the fraction which is the reciprocal of the fraction used in such adjustment of such Exercise Price.

(e)
If and whenever at any time while this Debenture is outstanding there is:

(i)
any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into other shares or any other capital reorganization of the Borrower other than as described in sections 8(a), (b) and (c);

(ii)
any consolidation, arrangement, amalgamation, merger or other form of business combination of the Borrower with or into any other body corporate, trust, partnership or other entity resulting in a reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other capital reorganization of the Borrower other than as described in sections 8(a), (b) and (c); or

(iii)
any sale, lease, exchange or transfer of the undertaking or assets of the Borrower as an entirety or substantially as an entirety to another corporation or entity;

then:

(iv)
the holder hereof will be entitled to receive and will accept, in lieu of the number of Common Shares then to be acquired by it upon conversion of the amounts outstanding under this Debenture;

the kind and number or amount of shares or other securities or property that the holder would have been entitled to receive as a result of such event if, on the record date or effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares to which the holder was theretofore entitled upon such exercise or deemed exercise. If necessary as a result of any such event, appropriate adjustments will be made in application of the provisions set forth in this section 8 with respect to the rights and interests of the holder so that the provisions set forth in this section 8 will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property to which a holder of this Debenture is entitled on conversion of the amounts outstanding under this Debenture. Any such adjustment will be made by and set forth in amendment hereto approved by the directors and will for all purposes be conclusively deemed to be an appropriate adjustment.

(f)
As a condition precedent to taking any action that would require an adjustment pursuant to this section 8, the Borrower will take all action which may, in the opinion of counsel to the Borrower, be necessary in order that the Borrower, or any successor to the Borrower or successor to the undertaking and assets of the Borrower, will be obligated to and may validly and legally issue, as fully paid and non-assessable, all the Common Shares or other shares or securities or property to which the holder hereof would be entitled to receive thereafter on conversion of the amounts outstanding under this Debenture.

(g)
The Borrower will give notice to the holder hereof, at least 10 days prior to the record date for the making of such distribution, of:

(i)
the Borrower’s intention to make a distribution referred to in section 8(c) which results in the fraction calculated pursuant to section 8(c)(vi)(B) thereof being a negative number; and,

(ii)
any action or event that would require an adjustment pursuant to this section 8.

9. Adjustment Rules:

(a)
The following rules and procedures will be applicable to adjustments made pursuant to section 8, including any readjustments:

(i)
the adjustments provided for in section 8 are cumulative, will, in the case of any adjustment to the Exercise Price, be computed to the nearest one-tenth of one cent and, subject to section 9(a)(ii) below, will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events that require such an adjustment;

(ii)
no such adjustment in the Exercise Price will be made unless the price adjustment would result in an increase or decrease of at least 1% in such Exercise Price, provided that any such adjustment which, except for the provisions of this section 9(a)(ii), would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment;

(iii)
for the purposes of sections 8(a), (b) and (c), the following will be deemed not to be outstanding:

(A)
any Common Share owned or held for the account of any subsidiary of the Borrower that is a wholly-owned subsidiary; and

(B)
that percentage of the Common Shares owned by or held for the account of any subsidiary of the Borrower that is not a wholly-owned subsidiary, that is equal to the direct and indirect percentage interest of the Borrower in the outstanding shares of such subsidiary that carry a residual right to participate to an unlimited degree in its earnings and in its assets on liquidation or winding-up;

(iv)
no such adjustment will be made in respect of an event described in section 8(a)(i) or section 8(b) or 8(c) if the holders are entitled to participate in such event, or are entitled to participate within 45 days in a comparable event, on the same terms, mutatis mutandis, as if the holder had converted the amounts outstanding under this Debenture immediately before the record date for or effective date of such event;

(v)
in the absence of a resolution of the directors fixing a record date at which holders of Common Shares are determined for purposes of any event referred to in section 8, the Borrower will be deemed to have fixed as the record date therefor the date on which the event is effected or such other date as may be required by law; and

(vi)
no fractional Common Share will be issued upon the conversion of the amounts outstanding under this Debenture and accordingly if as a result of any such adjustment the holder hereof becomes entitled to acquire a fractional Common Share the holder shall have the right to acquire only the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional Common Share so disregarded.

(b)
In any case in which section 8 requires an adjustment to take effect on or immediately after the record date for an event referred to therein, the Borrower may postpone, until the occurrence and consummation of such event, issuing to the holder hereof after such record date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Borrower will deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property as such holder would, but for the provisions of this section 9(b), have become the holder of record of such additional Common Shares or of such other securities or property.

(c)
If and whenever at any time while this Debenture is outstanding the Borrower takes any action affecting or relating to the Common Shares, other than any action described in section 8, which in the opinion of the directors of the Borrower would prejudicially affect the rights of the holder hereof, the conversion rights in effect at any date arising hereunder will be adjusted by the directors in such manner, if any, and at such time, as the directors may in their sole discretion determine to be equitable in the circumstances to such holder, subject to obtaining prior approval of the Toronto Stock Exchange before giving effect to any such change. Failure of the directors to take any action so as to provide for any such adjustment on or before the effective date of any such action by the Borrower affecting or relating to the Common Shares will be conclusive evidence that the directors have determined that it is equitable to make no such adjustment in the circumstances.

(d)
In the event of any question arising with respect to the adjustments provided for in this section 9, including any readjustment, such question shall be conclusively determined by the firm of chartered accountants duly appointed as auditors of the Borrower for the time being or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Borrower. The Borrower will provide such accountants access to all necessary records of the Borrower. Such determination will be binding upon the Borrower and holder hereof.

10. Definitions: In these sections 8, 9 and 10, unless there is something in the subject matter or context inconsistent therewith:

(a)
“Current Market Price”, on any date, means the average, during the period of 20 consecutive trading days ending on the fifth trading day before such date, of the average of all prices per share at which the Common Shares have traded on the stock exchange having the greatest trading volume in such shares in such period (the “Relevant Stock Exchange”) or, if the Common Shares have not been listed on a stock exchange for such number of trading days, then such lesser number of trading days as the Common Shares have been so listed, or, if the Common Shares are not listed on any stock exchange, then in the over-the-counter market as reported by the Toronto Stock Exchange (or such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for Common Shares traded in the over-the-counter market), provided that if, on any such trading day, there are no such reported or quoted prices, the average of the closing bid and asked prices per share for board lots of the Common Shares reported by the Relevant Stock Exchange (or such other stock exchange or as quoted by the most commonly quoted or carried source of quotations for shares traded in the over-the-counter market) for such trading day will be utilized in computing such average, and provided further that if the Common Shares are not listed on any stock exchange or traded in any over-the-counter market, then the Current Market Price of the Common Shares will be determined by the directors of the Borrower, acting reasonably.

(b)
“Dividends Paid in the Ordinary Course” means any dividend paid by the Borrower on the Common Shares in any fiscal year of the Borrower (whether in cash, securities, property or other assets), provided that the amount of such dividend paid in cash and the value of such dividend paid otherwise than in cash (any securities, property or other assets so distributed as a dividend to be valued at an amount equal to the fair market value thereof as determined by the directors at the times such dividend is declared), plus the aggregate amount or value (as so determined) of all other dividends previously paid by the Borrower on the Common Shares (or on any other shares in the capital of the Borrower ranking with respect to the payment of dividends on a parity with the Common Shares) in such fiscal year, does not exceed the greatest of:

(i)
the amount or value (as so determined) which results in the amount or value (as so determined) of dividends per Common Share paid by the Borrower on the Common Shares (or on any other shares in the capital of the Borrower ranking with respect to the payment of dividends on a parity with the Common Shares) during such fiscal year not exceeding 200% of the amount or value (as so determined) per Common Share of all dividends paid by the Borrower on the Common Shares (or on any other shares in the capital of the Borrower ranking with respect to the payment of dividends on a parity with the Common Shares) during the fiscal year of the Borrower ended immediately prior to the commencement of such fiscal year;

(ii)
the amount or value (as so determined) which results in the amount or value (as so determined) of dividends per Common Share of all dividends paid by the Borrower on the Common Shares (or on any other shares in the capital of the Borrower ranking with respect to the payment of dividends on a parity with the Common Shares) during such fiscal year not exceeding 100% of the amount or value (as so determined) per Common Share of all dividends paid by the Borrower on the Common Shares (or on any other shares in the capital of the Borrower ranking with respect to the payment of dividends on a parity with the Common Shares) during the three successive fiscal years of the Borrower ended immediately prior to the commencement of such fiscal year; and

(iii)
150% of the consolidated net income of the Borrower before extraordinary items for (but after dividends payable on all shares in the capital of the Borrower ranking with respect to the payment of dividends prior to the Common Shares in respect of) the fiscal year of the Borrower ended immediately prior to the commencement of such fiscal year (such consolidated net income, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Borrower for such fiscal year or, if there are no audited consolidated financial statements for such fiscal year, computed in accordance with generally accepted accounting principles);

provided that if any fiscal year which is relevant for purposes of the foregoing provisions of this definition is less than 365 days, any amount or value determined in respect of such fiscal year pursuant to such provisions will be adjusted by multiplying such amount or value by the number obtained by dividing the number of days in such fiscal year by 365;

(c)
“subsidiary” has the meaning which that term has in the Canada Business Corporations Act; and

(d)
“trading day”, with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities on such stock exchange or in such over-the-counter market.

11. Proceedings Prior to any Action Requiring Adjustment: As a condition precedent to the taking of any action which would require an adjustment in any of the conversion rights pursuant to this Debenture, including the number and classes of shares which are to be received upon the exercise thereof, the Borrower shall take any corporate action which may be necessary in order that the Borrower has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the Lender is entitled to receive on the full exercise of the conversion rights under this Debenture in accordance with the provisions hereof.

12. Notice of Adjustment of Subscription Rights: Immediately upon the occurrence of any event which requires an adjustment in any of the subscription rights pursuant to this Debenture, the Borrower shall forthwith give notice to the Lender of the particulars of such event and the required adjustment in the subscription rights.

13. Covenants of the Borrower: The Borrower covenants with the Lender that so long as this Debenture remains outstanding:

(a)
The Borrower shall duly and punctually pay or cause to be paid to the Lender the principal of and the interest accrued on this Debenture on the dates, at the place, in the moneys, and in the manner set forth in this Debenture.

(b)
The Borrower shall pay all reasonable costs, charges and expenses (including legal fees and disbursements) of or incurred by the Lender in connection with this Debenture and all ancillary documents including the ongoing administration hereof (other than normal course reviews and reports) and the enforcement hereof.

(c)
The Borrower shall provide immediate notice to the Lender of any event which constitutes or, with the giving of notice or lapse of time or both, or the satisfaction of any other condition, would constitute an event of default under this Debenture.

(d)
The Borrower shall not:

(i)
sell, lease or otherwise transfer any of its undertaking, property and assets as an entirety or substantially as an entirety in one or more transactions, or sell, lease or otherwise dispose of its undertaking, property and assets as an entirety or substantially as an entirety in one or more transactions; or

(ii)
amalgamate or merge with any other corporation or effect any corporate reorganization if such transaction involves the issue of shares of the Borrower;

without the prior written consent of the Lender or as expressly provided for herein.

(e)
The Borrower shall not, at any time, without the prior written approval of the Lender, incur any indebtedness, other than indebtedness evidenced by this Debenture, for money borrowed by the Borrower or for money borrowed by others for the payment of which the Borrower is responsible or liable.

(f)
The Borrower shall not without the prior written consent of the Lender or except as contemplated herein, permit a reorganization, amalgamation, merger, acquisition, divestiture or any other corporate event including, but not limited to, an amendment of the charter documents which would cause the corporate structure or the shareholdings, whether legal or beneficial, of the Borrower to be varied from the corporate structure or shareholdings, whether legal or beneficial, as it exists as of the date of this Debenture.

DEFAULT

14. Default: Upon the happening of any one or more of the following events, namely:

(a)
if the Borrower makes default in payment of the principal and/or interest on this Debenture when the same becomes due and payable under any provision hereof;

(b)
if proceedings for the bankruptcy, receivership, dissolution, liquidation, winding-up, reorganization or readjustment of debt of the Borrower or for the suspension of the operations of the Borrower are commenced or notice of intention in respect thereof is given under any law or statute of any jurisdiction relating to such matter whether now or hereafter in effect and such proceedings are not being contested by the Borrower; and

(c)
if the Borrower is adjudged or declared bankrupt or insolvent, or makes an assignment for the benefit of its creditors, or petitions or applies to any tribunal for the appointment of a receiver or trustee for it or for any substantial part of its property, or commences any proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution, liquidation, or other similar law or statute of any jurisdiction whether now or hereafter in effect, or by any act or failure to act indicates its consent to, approval of, or acquiescence in, any such proceeding relating to it or any substantial part of its property, or suffers the appointment of any receiver or trustee, then in each and every such event the principal of and interest on this Debenture and all other moneys outstanding hereunder shall forthwith become immediately due and payable, anything herein to the contrary notwithstanding, and the Borrower shall forthwith pay to the Lender the principal of this Debenture and accrued and unpaid interest, together with interest at the rate borne by this Debenture on such principal, interest and such other moneys from the date of the said declaration until payment is received by the Lender.

GENERAL

15. Further Assurances: Whether before or after the happening of an event of default, the Borrower shall, at its own expense do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, things, agreements, documents and instruments in connection with this Debenture as the Lender may request from time to time for the purpose of giving effect to the terms of this Debenture, all immediately upon the request of the Lender.

16. Waiver of Default: The Lender may, by written notice to the Borrower, waive any default of the Borrower on such terms and conditions as the Lender may determine, but no such waiver shall be taken to affect any subsequent default or the rights resulting therefrom.

17. Expenses: The Borrower shall pay to the Lender forthwith upon demand all reasonable out-of-pocket costs, charges and expenses (including legal fees on a solicitor-client basis) incurred by the Lender in connection with the recovery or enforcement of payment of any of the moneys owing hereunder at the rate hereinbefore specified calculated from the date of incurring such costs, charges and expenses.

18. Severability: If any term, covenant, obligation or agreement contained in this Debenture, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Debenture or the application of such term, covenant, obligation or agreement to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, obligation or agreement herein contained shall be separately valid and enforceable to the fullest extent permitted by law.

19. Notices: Any notice or other communication which may be or is required to be given or made pursuant to this Debenture shall, unless otherwise expressly provided herein, be in writing and shall be deemed to have been sufficiently and effectively given if signed by or on behalf of the party giving notice and delivered or sent by registered mail, postage prepaid, to the party for which it is intended at its address as follows:

(a)
if to the Borrower, at:

30 Worcester Road,
Toronto, Ontario
M9W 5X2
Facsimile Number: (416) 798-3007

Attention: Chief Financial Officer

(b)
if to the Lender, at:

30 Worcester Road,
Toronto, Ontario
M9W 5X2
Facsimile Number: (416) 798-3007

Any notice or communication which may or is required to be given or made shall be made or given as herein provided or to such other address or in care of such other officer as a party may from time to time advise to the other parties hereto by notice in writing as aforesaid. Any notice or communication given by mail shall be deemed to have been received on the fifth business day following the date of mailing unless delivery by mail is likely to be delayed by strike or slowdown of postal workers, in which event it shall be delivered by hand or transmitted by telecopier. Any notice which is delivered by hand shall be deemed to have been received on the date of such delivery if such date is a business day and such delivery was made during normal business hours; otherwise it shall be deemed to have been received on the business day next following such date of delivery. Any notice which is delivered by telecopier shall be deemed to have been received on the date of transmission if such date is a business day and such transmission was made during normal business hours; otherwise it shall be deemed to have been received on the business day next following such date of transmission.

20. Assignment: The Borrower and the Lender shall not assign all or any part of their rights, benefits or obligations under this Debenture without the prior written consent of the other party, acting reasonably.

21. Entire Agreement: This Debenture constitutes the entire agreement between the parties pertaining to the subject matter described herein and therein. There are no warranties, conditions or representations and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Debenture.

22. Law Governing: This Debenture shall be governed in all respects by the law of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

23. Amendment and Waiver: No amendment or waiver of any provision of this Debenture or consent to any departure by the Borrower from any provision hereof or thereof is effective unless it is in writing and signed by the Lender. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

24. Currency of Payment: The principal, interest and other moneys payable hereunder shall be paid in lawful money of Canada.

25. Successors: This Debenture and all its provisions shall enure to the benefit of the Lender and their heirs, executors and assigns, and shall be binding upon the Borrower and its successors and assigns. The parties hereto irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario for all matters arising out of or in connection with this Debenture.

[Signature page follows]

IN WITNESS WHEREOF the Borrower has duly executed this Debenture as of the date first above written.

INTELLIPHARMACEUTICS INTERNATIONAL INC.

Per:  /s/ Greg Powell
         Name: Greg Powell
        Title: CFO